As filed with the Securities and Exchange Commission on May 7, 2021

Registration No. 333-117856

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE

AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

USA TRUCK INC.

(Exact name of registrant as specified in its charter)

Delaware	71-0556971
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3200 Industrial Park Road
Van Buren, Arkansas, 72956 (Address of principal executive offices, including zip code)

USA TRUCK INC. 2004 EQUITY INCENTIVE PLAN

(Full title of the plan)

Zachary B. King

Senior Vice President, Chief Financial Officer

USA TRUCK INC.

3200 Industrial Park Road

Van Buren, Arkansas 72956

(479) 471-2500

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Jeff Beck

Snell & Wilmer L.L.P.

One Arizona Center

400 East Van Buren

Phoenix, AZ 85004

(602) 382-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ◻	Accelerated filer ⌧
Non-accelerated filer ◻	Smaller reporting company ⌧
Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ◻

EXPLANATORY NOTE

DEREGISTRATION OF UNSOLD SECURITIES

On August 2, 2004 USA Truck Inc. (the “Registrant”) filed a Registration Statement on Form S-8 (File No. 333-117856) (the “Registration Statement”) registering 1,125,000 shares of the Company’s Common Stock, $0.01 par value (the “Shares”), to be issued to participants under the Registrant’s 2004 Equity Incentive Plan (the “2004 Plan”). The Registrant is no longer issuing securities under the 2004 Plan. This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 is being filed in order to deregister all Shares that were registered on the Form S-8 and remain unissued under the 2004 Plan.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Van Buren, State of Arkansas, on May 7, 2021.

USA TRUCK INC.

By:	/s/ Zachary B. King
Name:	Zachary B. King
Title:	Senior Vice President, Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Zachary King and James D. Reed, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alexander D. Greene	Chairman of the Board and Director	May 7, 2021
Alexander D. Greene

/s/ James D. Reed	President, Chief Executive Officer and Director	May 7, 2021
James D. Reed	(Principal Executive Officer)

/s/ Zachary B. King	Senior Vice President and Chief Financial Officer	May 7, 2021
Zachary B. King	(Principal Financial and Accounting Officer)

	Director	May 7, 2021
Thomas M. Glaser

/s/ Robert E. Creager	Director	May 7, 2021
Robert E. Creager

/s/ Gary R. Enzor	Director	May 7, 2021
Gary R. Enzor

/s/ Barbara J. Faulkenberry	Director	May 7, 2021
Barbara J. Faulkenberry

/s/ M. Susan Chambers	Director	May 7, 2021
M. Susan Chambers

/s/ Rajan C. Penkar	Director	May 7, 2021
Rajan C. Penkar